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                                                                     EXHIBIT 12

                   STATEMENT REGARDING COMPUTATION OF RATIOS

     The ratios of income to fixed charges have been computed on the basis of the total enterprise (as defined by the Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long-term and short-term borrowings, excluding or including interest on deposits as indicated below. The computations of other ratios are evident from the information presented in this Form 10-Q and the Corporation's 2001 Annual Report.

BANK ONE CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                          Three Months
                                                                 Ended   Year Ended     Year Ended     Year Ended    Year Ended
(In millions, except ratios)                                      2002         2001       2000/(1)/          1999          1998
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
EXCLUDING INTEREST ON DEPOSITS:
   Pretax income from continuing operations                $     1,142   $    3,800   $     (1,080)   $     4,974   $     4,465
   Earnings from unconsolidated entities under the equity
   method of accounting                                             (2)         (80)          (129)           (47)           34
   Fixed charges, excluding capitalized interest                   639        3,868          5,198          3,719         3,321
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     Adjusted pretax earnings base                               1,779        7,588          3,989          8,646         7,820

   Interest, excluding interest on deposits                        616        3,771          5,105          3,622         3,235
   Rental factor                                                    23           96             93             97            90
   Capitalized interest                                             -             4              9              2             3
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      Fixed charges                                                639        3,871          5,207          3,721         3,328
   Consolidated ratios of earnings to fixed charges,
      excluding interest on deposits                               2.8x         2.0x           0.8x           2.3x          2.3x

INCLUDING INTEREST ON DEPOSITS:
   Pretax income from continuing operations                      1,142        3,800         (1,080)         4,974         4,465
   Earnings from unconsolidated entities under the equity
   method of accounting                                            (2)         (80)          (129)           (47)           34
   Fixed charges, excluding capitalized interest                 1,363        8,763         11,335          8,370         8,268
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      Adjusted pretax earnings base                              2,503       12,483         10,126         13,297        12,767

   Interest, excluding interest on deposits                      1,340        8,666         11,242          8,273         8,177
   Rental factor                                                    23           96             93             97            90
   Capitalized interest                                             -             4              9              2             3
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      Fixed charges                                              1,363        8,766         11,344          8,372         8,270
   Consolidated ratios of earnings to fixed charges,
      excluding interest on deposits                               1.8x         1.4x           0.9x           1.6x          1.5x
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

/(1)/ Results for the year ended December 31, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.2 billion.

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